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                                                                 EXHIBIT 10.13
                                                                 EXECUTION COPY

                               LICENSE AGREEMENT


       LICENSE AGREEMENT, concluded as of May 31, 1995, by and between DAVID WHITE, INC., of 11711 River Lane, Germantown, Wisconsin ("DWI") and AMMANN LASERTECHNIK AG, of Palmensteg 4, CH-8580 Amriswil, Switzerland ("ALAG").

       WHEREAS, ALAG desires to obtain a non-exclusive license from DWI under the Patents; and

       WHEREAS, DWI is willing to grant ALAG such license upon the terms and conditions set forth in this Agreement.

       NOW, THEREFORE, in consideration of the mutual promises made herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  DEFINITIONS.

       1.1 "PATENTS" shall mean Switzerland Patents described in ANNEX 1, and all patents and patent applications based thereon, derived therefrom and counterparts thereof, including any reissues, reexaminations, continuations, continuations-in-part, and divisional applications, together with any United States and foreign counterparts thereof.

       1.2 "LICENSED PRODUCTS" shall mean any apparatus or method that falls within the scope of or used in accordance with the Patents.

2. LICENSE AND GRANT. DWI hereby grants to ALAG a non-exclusive worldwide right and license, without the right to sublicense, to make, have made, use, and sell Licensed Products.

3.  PAYMENTS.

       3.1 In consideration of the license of the Patents hereunder, ALAG agrees to pay DWI a royalty of $25,000 dollars per year during calendar years 1995 through and including 2004.

       3.2 The first annual royalty period shall commence with the date of execution of this Agreement. ALAG agrees to pay to DWI the first $25,000 royalty payment as described under 3.1 upon execution of this Agreement for the annual royalty commencing in year 1995. Subsequent annual payments shall be due on the anniversary of the execution of this Agreement through the





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calendar year 2004.

       3.3 The royalty payments under 3.1 are to be secured by a pledge of outstanding stock of ALAG as prescribed in the Pledge Agreement of even date herewith between DWI and Ammann Holding AG.

4.  TERM AND TERMINATION.

       4.1 This Agreement shall remain in force for ten (10) years from the date of execution of this Agreement.

       4.2 In the event that ALAG defaults in making any payment hereunder, or if one of the parties shall at any time be in material breach in the performance of any one of its other obligations set forth in this Agreement, then the other party may, at its option, at any time during such default, give written notice specifying such default to the defaulting party. The defaulting party shall then have sixty (60) days in which to cure such default. If the default is not cured within such 60-day period, then the other party may immediately terminate this Agreement upon written notice to the defaulting party.

       4.3 No termination of this agreement pursuant to the terms hereof shall relieve ALAG from its obligation to pay any payments accrued, due or payable up to the date of such termination, and all rights granted ALAG hereunder shall cease as of the date of termination.

5. PATENT EXPENSES; IMPROVEMENTS. DWI agrees during the term of this Agreement to pay all expenses of filing, prosecuting and maintaining the patents that arise during the term of this Agreement. All improvements on the Patents as of the date hereof shall be the exclusive property of DWI and ALAG agrees to execute additional documents as may be required to vest such ownership exclusively in DWI.

6.  INDEMNITY.

       6.1 DWI assumes no liability to ALAG or third parties with respect to the quality or characteristics of the goods manufactured or sold by ALAG under this Agreement, and ALAG will indemnify DWI against all losses or damages incurred through claims of third persons against DWI resulting from ALAG's manufacture, use or sale of Licensed Products.

       6.2 In the event any claim or suit is brought against ALAG by a third party alleging that the manufacturing, use or sale of the Licensed Products infringes any patent or other intellectual property right of such third party, ALAG shall have the sole
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responsibility for the defense and settlement of such action.

7.  INFRINGEMENTS.

       7.1 DWI shall have first right to institute actions for infringement of the Patent(s) against third parties. DWI shall exercise control over and bear the costs of any such actions, and shall be entitled to retain the entire amount of any recovery by way of judgment or settlement. ALAG may, at its option and expense, join DWI as plaintiff in any such action, and ALAG shall cooperate fully with DWI in any such action.

       7.2 DWI shall have the option, if it declines to enforce a Patent as provided in paragraph 7.1, of offering to enforce a Patent jointly with ALAG. If ALAG agrees, DWI and ALAG shall exercise joint control over any such action, split the costs of any such action equally, and shall share equally in any recovery by way of judgment or settlement.

       7.3 If DWI declines to proceed under either of paragraphs 7.1 or 7.2, and the infringement is in the licensed field, then ALAG may institute an action for infringement of the Patent against a third party. In such a case, ALAG shall exercise control over and bear the costs of any such action, and shall be entitled to retain the entire amount of any recovery by way of judgment or settlement. DWI may, at its option and expense, join ALAG as plaintiff in any such action, and DWI shall cooperate fully with ALAG in any such action.

       7.4 ALAG will promptly inform DWI of any actual or suspected infringements of any Patent that ALAG becomes aware of.

8. ASSIGNMENTS. Neither this Agreement nor any license or rights hereunder shall be assignable or otherwise transferable by ALAG without the prior written consent of DWI.

9.  TRADEMARKS/TRADENAME.

       ALAG agrees that neither it nor any related entity or individual shall use or seek registration of the trademark or trade name DAVID WHITE, in whole or in part, or any similar trademark or trade name, in any jurisdiction of the world. ALAG represents and warrants that neither it nor any related entity or individual owns any rights in any such trademark or trade name, or any registration or pending application with respect to any such trademark or trade name, in any jurisdiction of the world. If it is determined that ALAG or any related entity or individual does own any such rights, registrations or applications, ALAG, or the related entity or individual, whichever is applicable, shall




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immediately assign such rights, registrations or applications to DWI.

10.  MISCELLANEOUS.

       10.1. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of and between the parties with respect to the subject matter hereof and supersedes all prior representations and agreements. It shall not be modified or varied by any oral agreement or representation or otherwise than by an instrument in writing of subsequent date hereto duly executed by the parties. Failure of either party to insist upon strict performance of any of the covenants, terms or conditions of this Agreement shall not be deemed to be a waiver of any other breach or default in the performance of the same or any other covenant, term or condition contained therein.

       10.2. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Wisconsin, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent has been granted.

       10.3. NO WAIVER. The waiver of any breach of this Agreement by either party hereto shall in no event constitute a waiver as to any future breach, whether similar or dissimilar in nature.

       10.4. FURTHER DOCUMENTS. Each of the parties hereto forthwith upon request from the other shall execute and deliver such documents and take such actions as may be reasonably requested in order to fully carry out the intent and purposes of this Agreement.

       10.5. NOTICES. Any notice to the other party under this Agreement shall be given in writing and either delivered in person, sent by facsimile, or by mail, postage prepaid, to the following addresses:

              If to DWI:

              11711 River Lane
              P.O. Box 1007
              Germantown, WI  53022-8207
              Attention:  Tony L. Mihalovich
              Facsimile:  (414) 251-2081

              If to ALAG:



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              Palmensteg 4
              CH-8580 Amriswil
              Switzerland
              Attention:  Hans-Rudolf Ammann
              Facsimile:  011-41-71-67-46-58

The address for notice may be changed by giving written notice in accordance with this paragraph. If sent in accordance with this paragraph, notice shall be deemed given when actually received.

       10.6. ENFORCEABILITY. If any court or other authority determines that any restriction contained in this Agreement is unenforceable, it is the intention of the parties that any such restrictive covenant set forth herein shall not thereby be terminated, but shall be deemed amended to the extent required to render it valid and enforceable, such amendment to apply only with respect to the operation of this paragraph in the jurisdiction of the court that has made the adjudication.




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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                DAVID WHITE, INC.



                                By:              \s\
                                   ---------------------------------
                                Name:
                                Title:


                                AMMANN LASERTECHNIK AG



                                By:               \s\
                                   ---------------------------------
                                Name:
                                Title:




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